Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 8, 2016 (except for Note 11, as to which the date is October 19, 2016), in Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-213891) and related Prospectus of Myovant Sciences Ltd. for the registration of its common shares.

/s/ Ernst & Young LLP

Metro Park, New Jersey

October 19, 2016